Exhibit 99.1

Digital Locations CEO Rich Berliner Discussed Technical Satellite Communications Challenges with Research Scientist

Dr. Jian Yao commented about overcoming critical satellite synchronization, positioning, and timing challenges to provide high-speed Internet access

SANTA BARBARA, CA, August 22, 2023 (GLOBE NEWSWIRE) – Digital Locations, Inc. (OTCMKTS:DLOC), the developer of a disruptive technology that will deliver high-speed Internet from satellites directly to smartphones all over the world, today announced that in a recent podcast, its CEO, Rich Berliner, spoke with Dr. Jian Yao, a scientist at University Corporation for Atmospheric Research (UCAR) and Adjunct Professor at Colorado State University, about overcoming critical satellite synchronization, positioning, and timing challenges to provide high-speed Internet access.

During the conversation, Dr. Yao emphasized the vital need for synchronization, positioning and timing to achieve satellite to mobile communications. He said, “This is important so that you don’t lose valuable bandwidth. Precise satellite orbital determination is required to predict the path and location of satellites in orbit to assure that data is received accurately.”

Dr. Yao continued, “ If you have a wide bandwidth, then you probably prefer better clock synchronization, otherwise you may need to do more forward error correction and you may lose valuable bandwidth. Clock synchronization is important if you want to make full use of your bandwidth.”

Dr. Jian Yao is a scientist at the University Corporation for Atmospheric Research (UCAR), where he works on the orbits and clocks of GNSS and low-Earth-orbit satellites. He is also affiliated with Colorado State University as an adjunct associate professor. Prior to this, he worked at the U.S. National Institute of Standards and Technology (NIST) and the U.S. National Geodetic Survey (NGS) for several years. He has published more than 30 papers covering a variety of topics in the area of positioning, navigation, and timing (PNT), such as GNSS carrier-phase time transfer, optical-clock timescale architecture and algorithm, GNSS data processing and software development, and GNSS satellite clock estimation. He is also a guest editor for a special issue of GPS Solutions – “timekeeping in space.”

Dr. Yao earned his Ph.D. in Physics at the University of Colorado at Boulder and is listed as a Google Scholar at

https://scholar.google.com/citations?user=WZNl-kEAAAAJ&hl=en

This podcast can be viewed at https://www.youtube.com/watch?v=vfGjXSMCN8E

About Digital Locations, Inc.

Digital Locations, Inc., is the developer of a disruptive technology that will deliver high-speed Internet from satellites directly to smartphones all over the world. Today, high-speed Internet (also known as broadband Internet) is only available in densely populated areas around the world. The rest of the world is still waiting. Elon Musk (SpaceX), Jeff Bezos (Blue Origin) and others are launching thousands of Low Earth Orbit (LEO) satellites. Unfortunately, without the use of additional equipment, the technology does not yet exist that will allow these satellites to deliver high-speed Internet directly to smartphones. Solving this problem represents an extraordinary business opportunity. Working with a research team from Florida International University, we are developing a truly disruptive technology that will finally make it possible for the wireless industry to offer high-speed Internet service from satellites directly to smartphones anywhere in the world, indoors and outdoors with no dead zones and no cell towers. Anyone, anywhere, regardless of location, economic status, race or gender will be able to access high-speed Internet service and benefit from remote learning, health care, government services, telework, participation in public affairs and even Netflix, Amazon and much, much more.

To learn more about Digital Locations please visit www.digitallocations.com

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